UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 14, 2004

(Date of Earliest Event Reported)

CARTOON ACQUISITION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50411	20-0269287
(State or Other Jurisdiction	(Commission	(I. R. S. Employer
Of Incorporation)	File Number)	Identification Number)

24300 Chagrin Boulevard, ,
Suite 210
Cleveland, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including Area Code:

(216) 514-5997

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     Effective at the close of business on May 14, 2004, Cartoon Acquisition, Inc. (the "Company") has implemented a reverse stock split by converting each block of 1,240,000 shares of its common stock, par value $.0001 per share (the "Common Stock"), issued and outstanding as of such date into one share of Common Stock.

     The Company's sole director and sole stockholder approved the reverse stock split on May 14, 2004. The Company has implemented the reverse stock split at the ratio of 1-for-1,240,000, causing each outstanding block of 1,240,000 shares of the Common Stock to automatically convert into one share of Common Stock and reducing the number of shares of Common Stock outstanding from approximately 1,240,000 to one. The par value of the Company's Common Stock will remain at $.0001 per share and the number of authorized shares will remain at 100,000,000 shares of Common Stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. Not Applicable.

(b)	Pro forma Financial Information. Not Applicable.

(c)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTOON ACQUISITION, INC.

/s/ James W. Margulies

May 18, 2004	JAMES W. MARGULIES
President, Secretary and
Treasurer